EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Amendment No. 1 to the Registration Statement of Cardium Therapeutics, Inc. on Form SB-2 (File No. 333-131104) of our report dated December 16, 2005, with respect to our audit of the financial statements of Aries Ventures, Inc. for the year ended September 30, 2005, which report appears in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum & Kliegman LLP
New York, New York
February 9, 2006